August 20, 1997



Nine West Group Inc.
9 West Broad Street
Stamford, Connecticut  06902

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I am Associate General Counsel of Nine West Group Inc., a Delaware corporation (the "Company"), and am rendering this opinion in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance by the Company of up to 3,500,000 shares of the Company's common stock, par value $.01 per share (the "Shares") issuable pursuant to the Nine West Group Inc. First Amended and Restated 1994 Long-Term Incentive Plan (the "Plan").

     I have examined an executed copy of the Registration Statement and all exhibits thereto. I have also examined the Plan and such corporate records of the Company, including the Company's Restated Certificate of Incorporation and Second Amended and Restated By-Laws, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, certificates received from state officials and statements I have received from officers and representatives of the Company. In making such examination and delivering this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic or conformed copies, the authenticity of the originals of all such latter documents, and the correctness of statements submitted to me by officers and representatives of the Company, and by public officials.

     Based upon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware; and

     2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company and paid for in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

     I am a member of the Bar of the State of Connecticut. I express no opinion herein concerning any law other than the General Corporation Law of the State of Delaware.


Nine West Group Inc.
August 20, 1997
Page 2



     I hereby consent to the sole use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without my prior written consent.


                                   Very truly yours,

                                   /s/Beth Barban Hedberg

                                   Beth Barban Hedberg
                                   Associate General Counsel